EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We consnet to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-28045, 33-65140, 333-28395 and 333-57873) pertaining to the
1988 Joint Incentive and Non-Qualified Stock Option Plan, as amended and the 1988 Incentive and Non-Qualified Stock Option Plan, as amended of United Capital Corp. of our report dated February 14, 2001, with respect to the consolidated financial statements and schedules of United Capital Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                  ERNST & YOUNG LLP


New York, New York
March 26, 2001